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                                   [GRAPHIC]


Application Provider
Company Name:   ADAYTUM SOFTWARE INC.         Effective Date:  JUNE 30, 2000
              --------------------------                    --------------------

                            BUSINESS OBJECTS AMERICAS
                         APPLICATION PROVIDER AGREEMENT

================================================================================

This Application Provider Agreement (the "Agreement") is made as of the date set forth above (the "Effective Date") by and between BUSINESS OBJECTS AMERICAS (hereinafter "BOA" or "Licensor") having as its principal place of business at 2870 Zanker Road, San Jose, California 95134 and the Application Provider named on SCHEDULE 1 hereto (hereinafter "Adaytum" or "AP").

WHEREAS, BOA is the developer, manufacturer, distributor and licensor of the software and related products listed in EXHIBIT A hereto (the "BOA Products" or "Programs"), and the installation instructions, published specifications and user manuals provided with those BOA Products (the "BOA Documentation"), and is owner of certain trademarks (the "BOA Trademarks") and other intellectual property rights related to the BOA Products.

WHEREAS, AP is a developer, manufacturer and distributor of the software products, listed on Schedule 1 hereto, that add value to or work in conjunction with, the BOA Products (the "AP Products").

WHEREAS, AP desires to license from BOA, and BOA desires to license to AP, certain limited rights to use the BOA Products for the sole purpose of developing a set of data access, reporting and analysis modules for the AP Products (the "Value-Add"), and to market and sublicense the BOA Products with the AP Products.

NOW THEREFORE, in consideration of the mutual promises contained herein, it is agreed as follows:

1.   APPOINTMENT AND AUTHORITY OF AP
     1.1 APPOINTMENT OF AP. Subject to the terms and conditions of this Agreement, BOA hereby appoints AP to act as a non-exclusive Application Provider of BOA for the BOA Products, within the territory listed in Schedule 1 (the "Territory"), and AP hereby accepts such appointment.


***


     1.2 INDEPENDENT CONTRACTORS. The relationship of BOA and AP established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to: (i) give either party the power to direct and control the day-to-day activities of the other, (ii) constitute the parties as legal partners, joint venturers, co-owners or otherwise as participants in a joint undertaking, or (iii) allow either party to create or assume any obligation on behalf of the other party for any purpose whatsoever. All financial and other obligations associated with the businesses of BOA and AP are their sole respective responsibilities.

2.   DEVELOPMENT, AP SUPPORT AND DEMONSTRATION LICENSE
     2.1 DEVELOPMENT LICENSE GRANT. For the Development License Fees and AP Support Fees set forth in Section 11 of this Agreement, BOA hereby grants to AP a non-exclusive, nontransferable right to have AP use object code copies of the BOA Products listed on EXHIBIT B solely for the purpose of developing, testing, and supporting the Value-Add, and not for other internal productive purposes, (the "Development License"), provided that AP: (i) shall not make, reproduce or modify any copies of the BOA Products, or the BOA


*** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.


                                  Page 1 of 13
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Documentation, and shall not authorize any other party to do so, except for the copies specified in Exhibit B, and except that AP may make one (1) copy of the BOA Products to be used by it pursuant to this Section 2.1 solely for back-up or archival purposes; (ii) shall not modify, reverse engineer or decompile any of the BOA Products and shall not alter or remove any copyright or other proprietary notices on or in any of the BOA Products or BOA Documentation; (iii) shall not under any circumstances sublicense, assign or otherwise transfer its rights under this Section 2.1.
     2.2 DEMONSTRATION AND AP SUPPORT LICENSE GRANT.
For the Demonstration License Fees and AP Support Fees set forth in Section 11 of this Agreement, BOA hereby grants to AP a non-exclusive, nontransferable right to have AP use object code copies of the BOA Products listed on Exhibit B under "Demonstration and AP Support Licenses", solely for the purpose of demonstrating and supporting the BOA Products and Value-Add to AP's end-users (the "Demonstration License"), provided that AP: (i) shall not make, reproduce or modify any copies of the BOA Products or the BOA Documentation beyond what is herein authorized, and shall not authorize any other party to do so, except for the copies specified in Exhibit B, and except that AP may make one (1) copy of the BOA Products to be used by it pursuant to this Section 2.2 solely for back-up or archival purposes; (ii) shall not modify, reverse engineer or decompile any of the BOA Products and shall not alter or remove any copyright or other proprietary notices on or in any of the BOA Products or BOA Documentation;
(iii) shall not under any circumstances sublicense, assign or otherwise transfer its rights under this Section 2.2.
     AP shall be entitled to up to a maximum combined total of one hundred (100) copies of the BOA Products for Demonstration and AP Support purposes under this
Section 2.2.

3.   MARKETING AND SUBLICENSING
     3.1 LICENSE TO MARKET AND SUBLICENSE. For the Sublicense License Fees specified in Section 11.3 of this Agreement, BOA grants to AP a nonexclusive, nontransferable right during the term of this Agreement to market and sublicense (a non-exclusive, nontransferable, perpetual, fully paid license) to end users for such end-users' own internal purposes object code copies of the BOA Products and the related BOA Documentation, if any, in connection with the marketing and license of the AP Products (the "Sublicense License") pursuant to BOA's standard form Software License Agreement, or an agreement substantially similar and approved by BOA (the "Sublicense License Agreement"), PROVIDED, that AP shall not: (a) market or sublicense the BOA Products, except for sole use with the AP Products, supplied in conjunction therewith, and to end users for their own internal purposes;


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(b) sublicense the BOA Products, except in whole as received from BOA and in object code form; (c) modify, reverse engineer or decompile the BOA Products;
(d) remove any of BOA's proprietary notices or legends, including any BOA Trademark contained in or on the BOA Products or the BOA Documentation, without the specific prior written consent of BOA; (e) make any copies of the BOA Products or the BOA Documentation, except for one copy of each BOA Product sublicensed by, and for delivery to, each sublicensee; (f) sublicense, assign or otherwise transfer its rights under this Section 3.


     3.2 TEMPORARY TRIAL SUBLICENSES. AP shall be entitled to grant, at the charges and terms then current for APs, up to a maximum combined total of *** temporary Trial Sublicenses of the BOA Products at any one time, only in conjunction with trials of the Value-Add. Such Sublicenses shall be for evaluation purposes only and shall be for a period not to exceed thirty (30) days. AP is responsible for ensuring that prospects receiving a trial sublicense sign a trial license agreement substantially similar to BOA's Software Trial License Agreement and for ensuring that trial software is purged at the end of the evaluation period. BOA reserves the right to require AP to provide Business Objects with a prospect summary and trial plan prior to providing trial software.


4.   TRADEMARK LICENSE GRANT
     4.1 GRANT OF LICENSE TO USE BOA TRADEMARKS. BOA hereby grants to AP a nonexclusive, nontransferable license for the term of this Agreement to use the BOA Trademarks solely for the purpose of marketing the BOA Products pursuant to this Agreement. AP is granted no other license hereby, and specifically is granted no right to use any name, mark, logo, trademark, trade name or other intellectual property right, including any BOA Trademark, on, in or in connection with any products developed by AP or any license rights other than as specifically allowed pursuant to this Agreement. AP agrees that it will not, at any time during or after the term of this Agreement, use, advertise, or display any name, mark, logo, or designation on a product or as a name under which it does business that is confusingly similar to any name, mark, logo, or designation of BOA.
         PRIVATE LABELING. BO understands and agrees that Adaytum will be affixing its own logos, trademarks, trade names and proprietary notices to the Software, Re-Branded Software, Documentation, Marketing Materials and any packaging.
     4.2 REVIEW OF USE OF THE BOA TRADEMARKS. BOA may, at its sole option, review all AP use of the BOA Trademarks, including in the promotion and advertising of the AP Products and the BOA Products, prior to and/or after the use of any of the BOA Trademarks. AP agrees to


*** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.


                                  Page 3 of 13
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withdraw and retract any such use of the BOA Trademarks, including any such promotion or advertising that BOA, in its sole discretion, finds unsuitable.
     4.3 NO TRANSFER. AP may under no circumstances sublicense, assign or otherwise transfer its rights under this Section 4.

5.   OBLIGATIONS OF AP
     5.1 COMPLIANCE WITH TERMS OF LICENSES. AP shall at all times comply with the terms of the Licenses granted to AP under Sections 2,3 and 4 of this Agreement.
     5.2 AP CONDUCT. AP shall conduct its business in its own name and in such a manner that will be reasonably expected to reflect favorably at all times on the BOA Products and the good name, goodwill and reputation of BOA. AP shall not engage in deceptive, misleading or unethical practices that are or might be detrimental to BOA, the BOA Products or any third party.
     5.3 STAFF REQUIREMENTS. AP shall at all times employ trained personnel who have been adequately trained to support, demonstrate and develop with the BOA Products in accordance with reasonable training requirements and policies as may be issued by BOA from time to time.
     5.4 PAYMENT. AP shall pay BOA all license and support fees due under this Agreement in accordance with the terms of Section 11 of this Agreement. AP shall directly bill its end user customers for licensing of AP Products and sublicensing of BOA Products and BOA Documentation. AP shall pay all expenses incurred by it in connection with its marketing, distribution, delivery and service of the AP Products and the BOA Products.
     5.5 MAINTENANCE OF AP'S CUSTOMERS. AP shall provide support of the AP Products and Value-add directly to its end user customers. AP shall provide the appropriate first level of support, skilled instruction and maintenance to AP's customers for BOA Products.
     5.6 MARKETING AND ADVERTISING. During the term hereof, AP, as part of its activities to promote the distribution of the BOA Products with the AP Products, agrees to confer periodically with BOA at BOA's request on matters relating to market conditions, sales forecasting, product planning, and update, promotional and marketing strategies.
     5.7 DEVELOPMENT LICENSES AND SUPPORT OF DEVELOPMENT LICENSES.
     AP shall purchase a minimum of one (1) license for each Value-Add BOA Product for development purposes, in accordance with the license fees outlined on Exhibit B.
     AP shall purchase at least one (1) year of telephone support and Program updates (the "Support Period") for each Development License commencing on the date each such Development License is shipped for the Development License Support Fee specified in Section 11.2 of this Agreement. BOA shall automatically extend the Support Period for additional one (1) year periods (each being an "Additional Development License Support Period"), and AP shall pay to BOA the Additional Development License Support Fee specified in Section 11.2 of this Agreement upon the commencement of each Additional Support Period, unless AP shall have given notice to BOA at least thirty (30) days prior to the end of the Support Period or an Additional Support Period.
     5.8 SUBLICENSE REPORTS. Within thirty (30) days of the last day of each calendar quarter, AP shall send BOA a report detailing for that calendar quarter for each sublicensee: (a) such Sublicensee's name and address, (b) the platform,
(c) the date of sale, (d) the number of users and (e) the total Sublicense License Fees and Sublicense Support Fees due BOA (the "Sublicense Report").
     5.9 RECORDS INSPECTION AND AUDITS. AP shall maintain books and records in connection with its obligations under this Agreement, during, and for a period of two (2) years after, the term of this Agreement. Such records shall include the executed Sublicense License Agreements and the information required in the quarterly Sublicense Reports. AP shall permit BOA to inspect all books, records and other documentation relating to AP's performance of this Agreement and to audit up to twice yearly the relevant books of AP to ensure compliance with the terms of this Agreement upon reasonable prior notice to AP. Any such inspection or audit shall be conducted during regular business hours at AP's offices and shall not interfere unreasonably with AP's business activities. BOA shall pay all of its costs related to performing all inspections and audits; provided, that if any audit reveals that AP has underpaid fees to BOA in excess of five percent (5%), then AP shall pay BOA's reasonable costs of conducting such audit in addition to paying the underpaid amounts.
     5.10NOTICE OF CLAIMS, DEFECTS AND CHANGES OF CONTROL. AP shall notify BOA promptly in writing of: (i) any claim or proceeding involving a AP Product or BOA Product that comes to its attention; (ii) any claimed or suspected defects in a AP Product or a BOA Product; and (iii) any material change in the management or control of AP.
     5.11AP PRODUCT DISTRIBUTION. The parties will agree on which method of distribution for the BOA Products will be used by AP (a) direct shipment from BOA or b) internal manufacture and shipment based on Master Copy from BOA) and ensure that this process conforms to proper BOA procedures. As of the Effective Date of this Agreement, the parties agree to option b) above, but reserve the right to modify their method of distribution at a later date, as agreed in writing.

6.   OBLIGATIONS OF BOA
     6.1 BOA SUPPORT OF THE DEVELOPMENT, AP SUPPORT AND DEMONSTRATION LICENSE. BOA shall provide telephone support for the Development, AP Support and


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Demonstration License to two (2) contacts named by AP (the "Authorized
Contacts") for the fees specified in Section 11.2 of this Agreement for technical and related inquiries arising from AP's use of the BOA Products in connection with AP's development of the AP Products. Upon receipt of notice of a problem from an Authorized Contact, and if such problem can be reproduced at a BOA support facility or via remote access to the site of the Development and Demonstration License, BOA shall use its reasonable efforts to correct or circumvent such problem; provided, that all corrections to the BOA Products shall be made only to the most current generally available release of such BOA Products, except that for a period of twelve (12) months after the introduction of a new generally available release of such BOA Products, BOA shall use reasonable efforts to provide telephone support for the immediately prior generally released version of such BOA Products. BOA shall also provide, for the Support Fees specified in Section 11.2 of this Agreement, new releases, maintenance releases and patches to the Development, Support and Demonstration Licenses. Support and maintenance shall be provided in accordance with the BOA Worldwide Customer Support User's Guide, a copy of which has been provided to AP.
     6.2 TRAINING. BOA shall provide training for AP employees according to the terms, and for the fees, established for AP's by BOA, from time to time.
     6.3 BOA PRODUCT DISTRIBUTION. Depending on the method of distribution agreed upon under Section 5.11, BOA will ship the BOA Products and Documentation in accordance with BOA policy, to locations specified on AP's purchase order(s). Alternatively, at AP's request and BOA's agreement, a Master Copy of the applicable BOA Products may be provided to AP for exclusive use to reproduce appropriate materials for distribution to AP's customers in accordance with the terms of this Agreement, and then such AP distributed copies will be reported to BOA in a monthly royalty report.

7.   OWNERSHIP OF PRODUCTS AND DOCUMENTATION
     7.1 OWNERSHIP OF BOA PRODUCTS AND BOA DOCUMENTATION. BOA owns all right, title and interest in and to the BOA Products and the BOA Documentation, including without limitation, all copyrights, trade secrets, patents, trademark rights and other intellectual property rights in and to the BOA Products, except for the limited rights licensed to AP pursuant to Sections 2,3 and 4 of this Agreement. Upon any termination of this Agreement or the licenses granted in
Section 2, 3 or 4 of this Agreement, all rights of AP to use, market or distribute the BOA Products and the BOA Documentation shall also terminate.
     7.2 OWNERSHIP OF AP PRODUCTS AND AP DOCUMENTATION. AP owns all right, title and interest in and to the AP Products and the AP Documentation, including without limitation, all copyrights, trade secrets, patents, trademark rights and other intellectual property rights in and to the AP Products.
     7.3 OWNERSHIP OF OTHER MATERIALS. All other aspects of the BOA Products, the BOA Documentation and all other items licensed by BOA hereunder, including without limitation, programs, methods of processing, specific designs and structure of individual programs and their interaction and unique programming techniques employed therein as well as screen formats shall remain the sole and exclusive property of BOA and shall not be sold, revealed, disclosed or otherwise communicated, directly or indirectly, by AP to any person, company or institution whatsoever other than for the purposes set forth herein.
     7.4 DOCUMENTATION AND MARKETING MATERIALS. At no charge to Adaytum, BOA shall provide Adaytum with electronic copies of BOA's standard marketing, training and technical documentation materials for the BOA Products (part of the "Documentation") as requested by Adaytum. At a minimum, the Documentation must include: technical documentation, sales collateral, brochures, white papers, slide presentations, web content and standard proposal templates. Adaytum shall be able to copy, modify, create derivative works of, display and distribute the modified Documentation as reasonably needed to use, support, maintain, market and distribute the Re-Branded Software, as permitted hereunder. Adaytum shall own all rights, title and interest in and to the copyrights and other intellectual property rights in such modified Documentation it creates. Adaytum shall be solely responsible for any errors or omissions made in such copies or adaptations of the Documentation and shall own the copyrights in such adaptations. BOA shall be solely responsible for any errors or omissions in the original versions of such Documentation.

8.   WARRANTIES AND REMEDIES.
     8.1 LIMITED WARRANTY AND REMEDIES. BOA warrants that: (i) it has the right to license the Programs to AP; (ii) the BOA Products, when properly used, will operate in substantial conformity with the BOA Documentation for such version for so long as AP shall purchase Support from BOA in accordance with the terms of Section 11 of this Agreement; (iii) the Program media shall be free of defects, for ninety (90) days from the date of shipment of such version to AP; and (iv) each Program under this Agreement shall be Year 2000 compliant as more specifically outlined in the "YEAR 2000 COMPLIANCE ADDENDUM" attached hereto as EXHIBIT C. BOA does not warrant that the BOA Products work or perform satisfactorily with any AP Products or that the AP Products will work or perform satisfactorily. The medium on which the BOA Products are delivered to AP is warranted against defects for a period of 90 days from the


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original date of invoice. If the medium is defective, return it within the warranty period, and BOA will replace it at no charge. BOA's obligations under this warranty are limited to replacing or repairing at BOA's option, the initial copy of the BOA Products delivered to AP and which shall be returned to BOA, transportation charges prepaid, and which are, after examination, disclosed to BOA's satisfaction to be defective. This warranty shall not apply to any BOA Products that have been altered or repaired, except by BOA, or which have been subject to misuse, negligence or accident.
         AP's remedies in the event of a breach of clause (i), (ii) or (iv) of this Section 8 shall be (1) for BOA to repair or replace the affected Program, or, in BOA's sole discretion, if that is not practicable, (2) for Licensee to return the affected Program to BOA and BOA to refund an amount equal to the license fees paid to BOA for such Program multiplied by a fraction, the numerator of which is thirty-six (36) minus the number of months that such Program was used by AP, and the denominator of which is thirty-six (36), along with a pro rata share of any Support Fees that Licensee actually paid to BOA for the period that the Program was not usable. In the event of a breach of clause
(iii), BOA shall replace the media if notified of such defect within the ninety
(90) day period.

     8.2 CUSTOMER WARRANTY. AP agrees not to make any representations or warranties with respect to the BOA Products which exceed the limited warranties made by BOA under this Agreement absent BOA's prior written consent.
     8.3 DISCLAIMER OF WARRANTIES. OTHER THAN THOSE WARRANTIES SET FORTH IN PARAGRAPHS 8.1 AND 8.2, BOA SPECIFICALLY DISCLAIMS ALL WARRANTIES EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE BOA PRODUCTS AND THE AP PRODUCTS.


9.   LIMITATION OF LIABILITY
     EXCEPT FOR INDEMNIFICATION UNDER SECTION 10.1, THE TOTAL LIABILITY, IF ANY, OF EITHER PARTY, INCLUDING BUT NOT LIMITED TO LIABILITY ARISING OUT OF CONTRACT, TORT, BREACH OF WARRANTY, OR OTHERWISE, SHALL NOT IN ANY EVENT EXCEED THE LICENSE FEES PAID BY AP). IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR LOSS OR INACCURACY OF DATA, LOSS OF PROFITS, COST OF COVER OR OTHER SPECIAL, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES ARISING FROM OR IN RELATION TO THIS AGREEMENT OR THE USE OF THE BOA PRODUCTS OR THE AP PRODUCTS, HOWEVER CAUSED AND REGARDLESS OF THEORY OF LIABILITY. THIS LIMITATION WILL APPLY EVEN IF A PARTY HAS BEEN ADVISED OR IS AWARE OF THE POSSIBILITY OF SUCH DAMAGES. THE PARTIES HEREBY ACKNOWLEDGE THAT THE MUTUAL COVENANTS AND AGREEMENTS SET FORTH IN THIS AGREEMENT REFLECT THIS ALLOCATION OF RISK.

10.  INDEMNIFICATION
     10.1INDEMNIFICATION BY BOA BOA represents and warrants that it shall indemnify, defend and hold AP harmless from any claims, demands, liabilities, losses, damages, judgments or settlements, including all reasonable costs and expenses related thereto including attorneys' fees, directly or indirectly resulting from any claimed infringement or violation by BOA of any copyright, patent or other intellectual property right with respect to the BOA Products. HOWEVER, the foregoing notwithstanding, BOA's obligation to indemnify shall NOT pertain to the extent that the infringement or violation is attributable to: 1) any infringement or violation attributable to any unauthorized modification or use of the BOA Products or the BOA Documentation by AP; or 2) by the unauthorized combination of a BOA Product or the BOA Documentation with an AP Product or AP Documentation; or 3) if the BOA Products are used out of accordance with the BOA Documentation.

     10.2INDEMNIFICATION BY AP. AP represents and warrants that it shall indemnify, defend and hold BOA harmless from any claims, demands, liabilities, losses, damages, judgments or settlements, including all reasonable costs and expenses related thereto including attorneys' fees, directly or indirectly resulting from any claimed infringement or violation by AP of any copyright, patent or other intellectual property right with respect to any AP Product or to an AP Product used in conjunction with a BOA Product, except to the extent such infringement or violation is attributable solely to a BOA Product or if such infringement would not have occurred but for such use or combination with a BOA Product.

     10.3 COOPERATION BY INDEMNIFIED PARTY. Notwithstanding Sections 10.1 and
10.2 of this Agreement, the indemnifying party is under no obligation to indemnify and hold the other party harmless unless: (a) the indemnifying party receives notice of the suit or claim from the indemnified party and is furnished with a copy of each communication, notice or other action relating to said claim within ten (10) days after the indemnified party receives such notice and each such communication; (b) the indemnifying party shall have the right to assume sole authority to conduct the trial or settlement of such claim or any negotiations related thereto at the indemnifying party's own expense; and (c) the indemnified party shall provide


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

reasonable information and assistance requested by the indemnifying party in connection with such claim or suit at the indemnifying party's expense.

11.  DEVELOPMENT LICENSE AND AP SUPPORT FEES; PAYMENT TERMS
     11.1DEVELOPMENT LICENSE FEES. AP agrees to pay BOA the Development License Fees specified on Exhibit B hereto for the Initial Development Licenses outlined on Exhibit B. AP shall have the right to acquire and use additional BOA Products for development purposes for the fees outlined on Exhibit B.
     11.2INITIAL AND SUBSEQUENT DEVELOPMENT SUPPORT FEES. AP agrees to pay BOA an AP Support Fee, as outlined in Exhibit B, for each Development License, which shall pay for support during the Support Period in accordance with Sections 5.7 and 6.1 of this Agreement. In addition, AP agrees to pay an Additional Support Fee on the commencement date of each Additional Support Period, in accordance with Support Fees established for AP's in effect at the time, which BOA may change from time to time, which shall pay for support during the Additional Support Period in accordance with Sections 5.7 and 6.1 of this Agreement.
     11.3SUBLICENSE LICENSE FEES. AP agrees to pay BOA a Sublicense License Fee for each copy of each BOA Product sublicensed to an end user equal to the list price of such BOA Product in effect on the date of such sublicense less the applicable discount percentage specified on Exhibit B hereto.
     11.4 SUBLICENSE SUPPORT FEES. A Sublicense Support Fee, outlined in Exhibit B, will be added to the license fee of each BOA Product sublicensed by AP, providing AP with the right to provide new releases, maintenance releases and patches to Sublicensees for no charge for a period of one (1) year. During subsequent years, AP agrees to pay an Additional Support Fee on the commencement date of each Additional Support Period, in accordance with Support Fees established for AP's Sublicensees in effect at the time, which shall pay for end-user support during the Additional Support Period in accordance with Sections 5.7 and 6.1 of this Agreement.
     11.5GENERAL PAYMENT TERMS. All fees payable hereunder shall be paid to BOA within thirty (30) days of invoice date. All payments made shall be in United States currency and shall be made without deductions based on any taxes or withholdings. The fees listed in this Agreement do not include taxes. If BOA is required to pay sales, use, property, value-added or other federal, state or local taxes based on the licenses granted under this Agreement, or the sublicenses granted by AP to end users, then such taxes shall be billed and paid by AP; this shall not apply to taxes based upon BOA's income.

12.  TERM, TERMINATION AND EFFECT OF TERMINATION

     12.1TERM. This Agreement shall commence on the Effective Date and shall continue in full force and effect for *** unless terminated earlier under the provisions of this Section 12. Thereafter, this Agreement shall automatically renew for subsequent *** terms, unless terminated by either party upon written notice to the other party at least thirty (30) days prior to the end of the then current term.

     12.2TERMINATION FOR CONVENIENCE, CHANGE OF CONTROL. In addition to the foregoing, this Agreement may be terminated (i) by mutual written consent of both parties or (ii) at the option of BOA, upon any majority change in ownership or control of AP in the event such change is to a direct competitor of BOA.
     12.3TERMINATION UPON INSOLVENCY. This Agreement shall terminate, effective upon delivery of written notice by a party, (i) upon the institution of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of debts of the other party, (ii) upon the making of an assignment for the benefit of creditors by the other party, or (iii) upon the dissolution of the other party.
     12.4TERMINATION UPON DEFAULT. Either party may terminate this Agreement in the event that the other party materially defaults in performing any obligation under this Agreement and such default continues unremedied for a period of thirty (30) days following written notice of default. The parties reserve the right to extend the cure period beyond thirty (30) days by mutual written consent.
     12.5SURVIVAL OF CERTAIN TERMS. The provisions of Sections 2, 4, 6, 8, 9, 10, 11.5 and 12 shall survive termination of this Agreement. All other rights and obligations of the parties shall cease upon termination of this Agreement.
     12.6EFFECT OF TERMINATION (TERMINATION OF LICENSES AND RETURN OF MATERIALS). Upon termination of this Agreement for any reason, including the failure of AP, in the opinion of BOA, to comply with any of AP's obligations under Section 5 of this Agreement, AP shall immediately: (i) if a license granted under this Agreement expires or otherwise terminates, cease all use of the BOA Products and the BOA Documentation and promptly return all related copies of BOA Product and BOA Documentation to BOA; (ii) cease all marketing and distribution of the BOA Products and the BOA Documentation; (iii) cease all display and advertising of all BOA Products and all BOA Trademarks and logos associated therewith; (iv) cease using any and all materials identifying AP with BOA and the BOA Products; (v) promptly return all marketing literature, written information and reports pertaining to the BOA Products; and (vi) return to BOA any and all Confidential Information, as defined in Section 13 of this Agreement. However, the parties reserve the right to honor outstanding


*** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.


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quotations to AP's end users, on a case-by-case basis, for a period of one hundred and eighty (180) days after effective date of termination.
         The parties also acknowledge that the sublicenses granted hereunder are perpetual licenses to AP's end users and such end users will have the option to purchase and obtain Support directly from BOA in the event that AP ceases to offer Support.

13.  CONFIDENTIAL INFORMATION
     Except for the specific rights granted by this Agreement, neither party shall use or disclose any Confidential Information of the other party. A party receiving Confidential Information from the other shall use the highest commercially reasonable degree of care to protect that Confidential Information. The BOA Products including methods or concepts utilized therein, the BOA Documentation and all information identified by the disclosing party as proprietary or confidential ("Confidential Information"), shall remain the sole property of the disclosing party and shall not be disclosed to any third party without the express written consent of the disclosing party (except solely for each party's internal business needs, to employees or consultants who are bound by a written agreement with such party to maintain the confidentiality of such Confidential Information in a manner consistent with this Agreement). Items will not be considered to be Confidential Information if (i) available to the public other than by a breach of an agreement with BOA; (ii) rightfully received from a third party not in breach of an obligation of confidentiality; (iii) independently developed by one party without access to the Confidential information of the other; (iv) known to the recipient at the time of disclosure; or (v) produced in compliance with applicable law or a court order, provided the other party is given reasonable notice of such law or order and an opportunity to attempt to preclude or limit such production.

14.  MISCELLANEOUS
     14.1NOTICES. Any notice required or permitted hereunder shall be in writing and shall be given: 1) by registered or certified mail, return receipt requested, postage prepaid; or 2) via a nationally recognized overnight courier, or 3) via confirmed facsimile addressed as follows:

     If to BOA:
     Attn: Legal Dept.
     BUSINESS OBJECTS AMERICAS
     2870 Zanker Road
     San Jose, CA 95134
     Fax No.: 408-894-1511

     If to AP, at the address and the fax number listed on Schedule 1 hereto. Such notice shall be deemed to be given upon the earlier of actual receipt or three (3) days after it has been sent, properly addressed and with postage prepaid. Either party may change its address for notice by means of notice to the other party given in accordance with this Section.

     14.2ASSIGNMENT. This Agreement may not be transferred or assigned, in whole or in part, by either party either voluntarily or by operation of law, and any attempt to do so shall be a material default of this Agreement and shall be void.

     14.3GOVERNING LAW. This Agreement shall be interpreted according to the laws of the California without regard to or application of choice-of-law rules or principles.

     14.4ENTIRE AGREEMENT AND WAIVER. This Agreement and the Exhibits hereto shall constitute the entire agreement between BOA and AP with respect to the subject matter hereof and all prior agreements, representations, and statement with respect to such subject matter are superseded hereby. In particular, this Agreement supersedes and replaces the Certified OEM Partner Agreement dated the 31st of December, 1999 by and between Adaytum and OLAP @WORK, Inc. in that BOA has acquired OLAP@WORK, Inc. and the parties desire to have one governing document. This Agreement may be changed only by written agreement signed by both BOA and AP. No failure of either party to exercise or enforce any of its rights under this Agreement shall act as a waiver of subsequent breaches; and the waiver of any breach shall not act as a waiver of subsequent breaches.

     14.5SEVERABILITY. In the event any provision of this Agreement is held by a court or other tribunal of competent jurisdiction to be unenforceable, that provision will be enforced to the maximum extent permissible under applicable law, and the other provisions of this Agreement will remain in full force and effect.

     14.6HEADINGS. The headings of the sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.
     14.7COUNTERPARTS. This Agreement may be signed in counterparts, each of which shall be deemed an original, but which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their authorized representatives.

BUSINESS OBJECTS AMERICAS ("BOA")          ADAYTUM SOFTWARE INC. ("AP")


By:  /s/ Jon Temple                        By: /s/ Michael H. Mehr
   ----------------------------------           --------------------------------
Name:    JON TEMPLE                        Name: Michael S. Mehr
     --------------------------------             ------------------------------
Title:   SR. VP AND GENERAL MANAGER        Title: VP - Finance & Administration
      -------------------------------            -------------------------------
Date:    JUNE 30, 2000                     Date: June 30, 2000
     --------------------------------           --------------------------------

                         APPLICATION PROVIDER AGREEMENT
                                     BETWEEN
                            BUSINESS OBJECTS AMERICAS
                                       AND
                              ADAYTUM SOFTWARE INC.
                                   SCHEDULE 1

APPLICATION PROVIDER

Name:   Adaytum Software Inc.
     ------------------------------------------------
State of Incorporation:         Minnesota
                       ------------------------------

Address:    2051 Killebrew Drive, Suite 400
        --------------------------------------

        Bloomington, Minnesota  55425
        --------------------------------------

Telephone Number:  952-858-8585
                   ---------------------------

Fax Number:    952-858-8881
               -------------------------------

Web Site Address: adaytum.com
                  ----------------------------

CONTACTS (NAME & PHONE/EMAIL ADDRESS)

1.  Jeff Holker           Phone/Email:  612-876-6965  jholker@adaytum-msp.com
    ---------------------             ------------------------------------------
2.  Legal Department      Phone/Email: 952-858-8881 (FAX)
    ---------------------             ------------------------------------------

Territory:        WORLDWIDE
---------
================================================================================


                          APPLICATION PROVIDER PRODUCTS

E-Planning Solution

                         APPLICATION PROVIDER AGREEMENT
                                     BETWEEN
                            BUSINESS OBJECTS AMERICAS
                                       AND
                              ADAYTUM SOFTWARE INC.

                                    EXHIBIT A
                                  BOA PRODUCTS
                           Business Objects Price List


***



*** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.

                         APPLICATION PROVIDER AGREEMENT
                        BETWEEN BUSINESS OBJECTS AMERICAS
                                       AND
                              ADAYTUM SOFTWARE INC.

                                    EXHIBIT B

INITIAL DEVELOPMENT LICENSE(S)
AND SUPPORT/MAINTENANCE FEES


*** initial development licenses (software developers' kits/SDKs) are being purchased with the Partner Starter Pack. Subsequent development licenses can be purchased at a discount of *** off the then-current Price List for the term of this Agreement. Support Fees on Development Licenses are based on then-current Support Fees as a percentage of the BOA Price List License Fees, for the applicable Support Level.


INITIAL DEMONSTRATION AND
SUPPORT LICENSE(S)


Business Objects will provide *** initial Demonstration Licenses (non-revenue copies) of the BOA Products for sales demonstration purposes. Additional copies can be purchased at a discount of *** off the then-current BOA Price List for the term of this Agreement. Support Fees on Demonstration Licenses are based on then-current Support Fees as a percentage of the BOA Price List License Fees, for the applicable Support Level.


================================================================================

LICENSE AND SUBLICENSE FEES


Development License and Sublicense fees are calculated as a discount of the then-current BOA Price List. During the first (1st) contract year of this Agreement, AP shall receive the following discounts ***


Within thirty (30) days following the beginning of each subsequent year of the Agreement, BOA shall review AP's revenue performance as it relates ***. This performance will be used to determine AP's discounts for the then-current year of the Agreement.



Adaytum agrees to pay BOA *** on or before July 27, 2000 for a one (1) time ship-to-install base of *** WebIntelligence End User Bundles and *** copies each of Supervisor and Designer. Upon receipt of payment, Business Objects agrees to ship an additional *** seats of WebIntelligence End User Bundles to Adaytum at ***. Licenses shipped to the install base and the *** licenses are subject to maintenance/Support after Year One (1) in the event that Adaytum or its end user customers wish to continue to receive maintenance and Support, in accordance with the Business Objects Worldwide Customer Support User's Guide. Subsequent licenses purchased during the term of this Agreement are subject to the discount schedule referenced above in Exhibit B.



*** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.

================================================================================
SUPPORT FEES


AP shall receive the following for the purchase of Support:
     ***



     ***



*** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.

                         APPLICATION PROVIDER AGREEMENT
                        BETWEEN BUSINESS OBJECTS AMERICAS
                                       AND
                              ADAYTUM SOFTWARE INC.

                                    EXHIBIT C

                          YEAR 2000 COMPLIANCE ADDENDUM

1.   DEFINITIONS
         "Software" means BUSINESSOBJECTS version 4.1.4 and future versions thereto, and WebIntelligence version 2.01 and future versions thereto.
         "Year2000 Compliance Warranty" shall mean, collectively, the warranties set forth in Section 2.1 and 2.2 below:

2.   REPRESENTATIONS AND WARRANTIES

2.1 BUSINESS OBJECTS AMERICAS ("BOA") REPRESENTS AND WARRANTS THAT:
         (i) No value for current date will cause any interruption in operation of the Software.
         (ii) Date-based functionality behaves consistently for dates, up to the minute precision, prior to, during and after year 2000.
         (iii) The Software provides that in all interfaces and date storage, the century in any date is specified either explicitly or by unambiguous algorithms or inferencing rules.
         (iv)  Year 2000 is recognized as a leap year.

2.2 The Software will record, process, manage and present date data as presented to it by the database, middleware or other software programs used in combination with the Software, and as a result, the foregoing warranties are subject to the limitations, if any, that are due to or may affect the databases, middleware and any other third party software components not furnished by BOA which are used in combination with the Software.

3. LIMITATION OF LIABILITY AND REMEDY. Licensee's sole remedy for breach of this Year 2000 Compliance Warranty will be BOA's commercially reasonable efforts to modify the Software, or at BOA's option, a refund of an amount equal to, for the affected product, the license fee multiplied by a fraction, the numerator of which is thirty six (36) minus the number of months that such product was used by Licensee, and the denominator of which is thirty-six (36). BOA reserves the right to implement corrections in the then current version of the Software only.

In any event, the total liability, if any, of BOA under this Year 2000 Compliance Addendum shall not exceed the fees paid for the Software upon which the damages were based. In no event will BOA be liable for damages, including lost profits, lost savings, or other incidental, special or consequential damages arising out of Licensee's use of (or inability to use) the Software.

There shall be no liability on the part of BOA for any failure of the Software to conform to the Year 2000 Compliance Warranty to the extent that any such failure is attributable to a modification of the Software by Licensee or any other causes excluded in this Agreement.

4. GENERAL. Except to the extent otherwise set forth herein, the terms of the Software License Agreement shall remain in full force and effect.